UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 _______________


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported):  April 30, 2003

                              ____________________

                         Commission File Number 0-22935


                             PEGASUS SOLUTIONS, INC.
             (Exact name of registrant as specified in its charter)



                   DELAWARE                                   75-2605174
       (State or other jurisdiction of                    (I.R.S. Employer
      incorporation or organization)                    Identification No.)


    CAMPBELL CENTRE I, 8350 NORTH CENTRAL EXPRESSWAY, SUITE 1900, DALLAS, TEXAS
                                      75206
                      (Address of principal executive office)
                                   (Zip Code)


       Registrant's telephone number, including area code: (214) 234-4000

Item  9.  Regulation  FD  Disclosure

     The following information is furnished under Item 9, "Regulation FD Disclosure" and is furnished under Item 12, "Disclosure of Results of Operations and Financial Condition."

     On April 30, 2003, Pegasus Solutions, Inc. issued a press release announcing its financial results for the first quarter ended March 31, 2003. Attached to this current report on Form 8-K is a copy of the related press release dated April 30, 2003.


Exhibit  Number                    Description
---------------                    -----------
     99.1                   Press  release  issued  April  30,  2003

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                                         PEGASUS SOLUTIONS, INC.


April  30,  2003                                   /s/  SUSAN  K.  COLE
                                                   --------------------
                                              Chief  Financial  Officer

                                  EXHIBIT INDEX

          Exhibit  Number                         Description
          ---------------                         -----------
               99.1                    Press  release  issued  April  30,  2003

              Exhibit 99.1     Press release issued April 30, 2003


CONTACTS:
Pegasus  Solutions               FD  Morgen-Walke
Marcie  Hyder                    Press:  Evan  Goetz
Press:  Karin  Wacaser           212-850-5600
214-234-4000



PEGASUS  SOLUTIONS  REPORTS  FIRST  QUARTER  2003  RESULTS
GENERATED $2.8 MILLION POSITIVE OPERATING CASH FLOW DESPITE CHALLENGING ENVIRONMENT
CONTINUED STRONG BALANCE SHEET SUPPORTED BY $20.6 MILLION CASH AND SHORT-TERM INVESTMENTS

DALLAS, TX-APRIL 30, 2003- PEGASUS SOLUTIONS, INC. (NASDAQ: PEGS), a leading worldwide provider of hotel reservations-related services and technology, today announced its financial results for the three months ended March 31, 2003.

On a GAAP basis, the company reported first quarter 2003 revenues of $40.9 million and net loss per diluted share of $0.25. This compares to revenues of $48.7 million and net loss per diluted share of $0.03 for the first quarter of 2002, which included a $3.5 million termination fee from a hotel customer that terminated its central reservation system (CRS) contract in March 2002.

Diluted cash earnings, which excludes purchase accounting amortization, restructure costs and a $3.5 million customer termination fee in 2002, was $0.03 per share for the first quarter of 2003, compared to $0.08 per share for the same quarter last year. Contributing to the decline in cash EPS was approximately $900,000 of non-recurring costs incurred in the first quarter 2003 primarily related to the move of the company's Phoenix-based office and data center to a state-of-the-art facility in Scottsdale, Arizona and transition-related activities resulting from the company's strategic integration.

First quarter 2003 EBITDA was $1.8 million, or 4 percent of revenues, compared to $10.8 million, or 22 percent of revenues, in first quarter 2002. Adjusted for the aforementioned items, first quarter 2003 EBITDA was $5.9 million, or 14 percent of revenues, compared to $7.3 million, or 16 percent of revenues, in first quarter 2002. Schedules that reconcile cash earnings per share and adjusted EBITDA to the most directly comparable GAAP amounts are included with this release and the presentation accompanying the company's conference call Webcast.

Commenting on the first quarter results, John F. Davis, III, president, chief executive officer and chairman of Pegasus Solutions said, "Despite the challenges in the travel industry, we continue to execute on our strategy of investing in the technology and infrastructure to meet our customers' needs. As expected, our industry has been plagued by weak demand for business travel, the war in Iraq and the emergence of Sudden Acute Respiratory Syndrome (SARS). These factors have continued to negatively impact our revenues and bottom line. In an effort to mitigate these factors, all of which are beyond our control, we implemented various cost containment measures such as hiring freezes and selective advertising spending to offset some of the revenue shortfall."

FIRST  QUARTER  OPERATING  HIGHLIGHTS
-------------------------------------
- Even with the challenging economic and industry environment, the company generated cash flow from operations of $2.8 million for the quarter.
- Operating expenses, excluding customer reimbursements and restructure costs, decreased 4 percent from the first quarter 2002 even though the company incurred approximately $900,000 in other non-recurring expenses during the first quarter 2003.
- A 35 percent year-over-year increase in Internet transactions boosted Electronic Distribution service revenues 33 percent over first quarter 2002 to $6.7 million for the quarter.
- Financial Services revenues were $7.2 million, up 4 percent from first quarter 2002 despite continued pressure on average daily room rates. The company added over 1,300 new travel agency locations to its commission processing service during the quarter and renewed and expanded its agreement with Rosenbluth International.
- First quarter 2003 CRS service revenues decreased on a year-over-year basis primarily due to the loss of the Hilton and Prime contracts. Revenues from Hilton and Prime were $3.8 million in the first quarter 2002.
- Property Systems revenues were $1.5 million in the first quarter 2003 compared to $1.7 million in the first quarter 2002.
- More than 120 hotel properties are currently using the Web-based PegasusCentralTM.
- United States Franchise Systems, the eighth largest hotel franchisor, named Pegasus an approved property management system vendor for its 500-plus franchisees.
- Service revenues for the Utell brand were $13.0 million, down 11 percent from first quarter 2002, primarily due to decreased demand for travel as well as a reduction in the number of hotels in the Utell portfolio. On a year-over-year basis, domestic bookings for Utell were down 23 percent, and transatlantic bookings originating in the U.S. were down 18 percent.
- Pegasus signed new agreements with seven large travel agencies and consortia based in Europe, Australia, and New Zealand, in which its Utell service was named a preferred hotel supplier.
- Pegasus successfully migrated all of its customers' systems to its new state-of-the-art data center in Scottsdale, Arizona. As the hotel industry's largest data center, the facility processes millions of hotel reservation and commission transactions each day.

STRATEGIC  INTEGRATION
----------------------
During the first quarter, the company recorded $3.2 million of restructuring costs related to its strategic integration plan, including $833,000 paid in cash with the remainder included in accrued liabilities. As expected, the first quarter results did not reflect cost savings resulting from the plan due to costs associated with implementing the plan. As the company realizes additional synergies as one fully integrated company, the new organizational structure allows the company to focus on its customers and growing revenues. The company expects to begin realizing cost savings beginning in the second quarter 2003, with the full impact of $9 million to $11 million in savings expected to be realized in 2004.

OUTLOOK
-------
"During the first quarter, we experienced a significant deterioration in business due to decreased demand for business travel and the war in Iraq," said Susan K. Cole, chief financial officer of Pegasus Solutions. "Consistent with what other companies in our industry are seeing, we expect this trend to continue into the second quarter and do not expect volume to pick up until the latter part of the year."

Due to the seasonality of business travel, the company's second quarter has historically generated approximately 10 percent more revenue than the first quarter. Since these negative business trends are continuing into the second quarter, the potential for further earnings deterioration based on a revenue shortfall is greater.

Cole added, "Last minute booking trends combined with the ongoing uncertainty surrounding the weak economic climate and other world events, including the emergence of SARS, have made it difficult to predict the future demand for travel. Consequently, we now estimate cash earnings per share for the second quarter this year to range from $0.06 to $0.09 and the full year to range from $0.45 to $0.55."

In conclusion, Davis said, "Not only did our recent reorganization make sense strategically, it also was quite timely considering the state of the economy and other world events. During the past year, we prudently took the appropriate steps to prepare ourselves for the eventual rebound in the travel industry. I remain confident that the travel industry will recover. By sensibly investing in our technology and infrastructure and through the implementation of our strategic integration, we are poised to benefit from any upturn in the demand for travel."

CONFERENCE  CALL
----------------
In conjunction with this release, Pegasus Solutions will host a conference call today at 5:00 P.M Eastern Time. The call will be simultaneously Webcast over the Internet. To access the Webcast, go to the company's Web site www.pegs.com
  Click on "investor," or go directly to http://www.pegs.com/investor/investor.htm.


COMPANY  INFORMATION
--------------------
Dallas-based Pegasus Solutions, Inc. (www.pegs.com) is a leading global provider of hotel reservations-related services and technologies. Its services include central reservations systems; electronic distribution services that connect more than 45,000 hotels to the Internet and to the global distribution systems (GDS); travel agent commission processing and payment services; the Utell marketing and reservation representation service (www.Utell.com); and PegasusCentralTM, a Web-based enterprise solution with property management applications. Pegasus' customers comprise tens of thousands of travel agencies around the world, including the top 10 largest U.S.-based travel agencies1; more than 48,000 hotel properties around the globe, including the 50 largest hotel brands in the world based on total number of guest rooms2; and thousands of Web sites/services have their hotel reservations Powered by Pegasus . In addition to its corporate headquarters in Dallas, Pegasus has 20 offices in 11 countries, including regional hubs in Scottsdale, London and Singapore. The company's common stock is traded on the Nasdaq National Market under the symbol PEGS.

Some statements made in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding future events, financial performance and financial projections, as well as management's expectations, beliefs, hopes, intentions or strategies regarding the future. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results could differ materially from current expectations. Factors that could cause or contribute to such difference include, but are not limited to, terrorist acts or war, global health epidemics, variation in demand for and acceptance of the company's products and services and timing of sales, general economic conditions including a slowdown in technology spending by the company's current and prospective customers, failure to maintain successful relationships with and to establish new relationships with customers, the success of the company's international operations, the level of product and price competition from existing and new competitors, changes in the company's level of operating expenses and its ability to control costs, delays in developing, marketing and deploying new products and services, as well as other risks identified in the company's Securities and Exchange Commission filings, including those appearing under the caption Risk Factors in the company's 2002 Annual Report on Form 10-K.

The conference call may include other forward-looking statements related to transaction volume and average daily room rates. Such information can be found in the presentation accompanying the conference call Webcast. To access the Webcast go to http://www.pegs.com/investor/investor.htm.

Management believes that presentation of non-GAAP financial measures such as cash earnings per share and adjusted EBITDA is useful because it allows investors and management to evaluate and compare the company's core cash-based operating results from ongoing operations from period to period in a more meaningful and consistent manner than relying exclusively on GAAP financial measures. Non-GAAP financial measures however should not be considered in isolation or as an alternative to financial measures calculated and presented in accordance with GAAP. In addition, Pegasus' calculation of cash earning per share and adjusted EBITDA is not necessarily comparable to similarly titled measures reported by other companies. Schedules that reconcile cash earnings per share and adjusted EBITDA to the most directly comparable GAAP amounts are included with this release and the presentation accompanying the company's conference call Webcast.


1  Travel  Weekly,  June  24,  2002,  "Top  50  Travel  Agencies"
2 Hotel Business, February 7, 2002, "The Top Hotel Brands" - ranked by total number of rooms (2001)


                             PEGASUS SOLUTIONS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)


                                       Three Months Ended
                                            March 31,
                                            ---------

                                        2003       2002
                                      ---------  --------
Revenues:
  Service revenues                    $ 38,390   $45,907
  Customer reimbursements                2,523     2,803
                                      ---------  --------
  Total revenues                        40,913    48,710
                                      ---------  --------

Cost of services:
  Cost of services                      21,490    23,048
  Customer reimbursements                2,523     2,803
                                      ---------  --------
  Total cost of services                24,013    25,851
                                      ---------  --------

Research and development                 1,513     2,010
General and administrative expenses      6,135     5,834
Marketing and promotion expenses         4,238     4,217
Depreciation and amortization           12,118    12,140
Restructure costs                        3,193         -
                                      ---------  --------

Operating loss                         (10,297)   (1,342)

Other income (expense):
  Interest income, net                     380       261
  Other                                    (34)     (253)
                                      ---------  --------

Loss before income taxes                (9,951)   (1,334)
Income tax benefit                       3,674       533
                                      ---------  --------

Net loss                              $ (6,277)  $  (801)
                                      =========  ========

Net loss per share:
  Basic and diluted                   $  (0.25)  $ (0.03)
                                      =========  ========

Weighted average shares outstanding:
  Basic and diluted                     24,651    24,732
                                      =========  ========



                                       PEGASUS SOLUTIONS, INC.
                                   RECONCILIATION OF CASH EARNINGS
                              (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                             (UNAUDITED)


                                                          Three Months Ended
                                                            March 31, 2003
                                                            --------------
                                                             Cash Earnings
                                               As Reported    Adjustments    Cash Earnings
                                              -------------  -------------  ---------------
Revenues:
  Service revenues                            $     38,390   $          -   $       38,390
  Customer reimbursements                            2,523              -            2,523
                                              -------------  -------------  ---------------
  Total revenues                                    40,913              -           40,913
                                              -------------  -------------  ---------------

Cost of services:
  Cost of services                                  21,490              -           21,490
  Customer reimbursements                            2,523              -            2,523
                                              -------------  -------------  ---------------
  Total cost of services                            24,013              -           24,013
                                              -------------  -------------  ---------------

Research and development                             1,513              -            1,513
General and administrative expenses                  6,135              -            6,135
Marketing and promotion expenses                     4,238              -            4,238
Depreciation and amortization (1)                   12,118         (7,803)           4,315
Restructure costs (2)                                3,193         (3,193)               -
                                              -------------  -------------  ---------------

Operating income (loss)                            (10,297)        10,996              699

Other income (expense):
  Interest income, net                                 380              -              380
  Other                                                (34)             -              (34)
                                              -------------  -------------  ---------------

Income (loss) before income taxes                   (9,951)        10,996            1,045
Income tax benefit (expense) (3)                     3,674         (4,071)            (397)
                                              -------------  -------------  ---------------

Net income (loss)                             $     (6,277)  $      6,925   $          648
                                              =============  =============  ===============

Diluted net income (loss) per share           $      (0.25)                   $       0.03
                                              =============                   =============

Diluted weighted average shares outstanding (4)     24,651            398           25,049
                                              =============  =============    =============


     Notes:
     ------
     (1)     To  adjust  for  amortization  of  purchased  identifiable  intangible  assets.
     (2)     To  adjust  for  non-recurring  restructure  costs.
     (3)     To  adjust  income  tax  expense  (benefit) for assumed 38% tax rate for cash earnings.
     (4)     Represents  shares  issuable  upon  the  exercise  of  stock  options.


                                       PEGASUS SOLUTIONS, INC.
                                   RECONCILIATION OF CASH EARNINGS
                               (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                             (UNAUDITED)


                                                         Three Months Ended
                                                           March 31, 2002
                                                           --------------
                                                             Cash Earnings
                                               As Reported    Adjustments    Cash Earnings
                                              -------------  -------------  ---------------
Revenues:
  Service revenues (2)                        $     45,907   $     (3,534)         $42,373
  Customer reimbursements                            2,803              -            2,803
                                              -------------  -------------  ---------------
  Total revenues                                    48,710         (3,534)          45,176
                                              -------------  -------------  ---------------

Cost of services:
  Cost of services                                  23,048              -           23,048
  Customer reimbursements                            2,803              -            2,803
                                              -------------  -------------  ---------------
  Total cost of services                            25,851              -           25,851
                                              -------------  -------------  ---------------

Research and development                             2,010              -            2,010
General and administrative expenses                  5,834              -            5,834
Marketing and promotion expenses                     4,217              -            4,217
Depreciation and amortization (1)                   12,140         (8,015)           4,125
Restructure costs                                        -              -                -
                                              -------------  -------------  ---------------

Operating income (loss)                             (1,342)         4,481            3,139

Other income (expense):
  Interest income, net                                 261              -              261
  Other                                               (253)             -             (253)
                                              -------------  -------------  ---------------

Income (loss) before income taxes                   (1,334)         4,481            3,147
Income tax benefit (expense) (3)                       533         (1,729)          (1,196)
                                              -------------  -------------  ---------------

Net income (loss)                             $       (801)  $      2,752   $        1,951
                                              =============  =============  ===============

Diluted net income (loss) per share           $      (0.03)                   $       0.08
                                              =============                   =============

Diluted weighted average shares outstanding (4)     24,732            885           25,617
                                              =============  =============    =============


     Notes:
     ------
     (1)     To  adjust  for  amortization  of  purchased  identifiable  intangible  assets.
     (2)     To  adjust  for  non-recurring  customer  termination  fee.
     (3)     To  adjust  income  tax  expense  (benefit)  for assumed 38% tax rate for cash earnings.
     (4)     Represents  shares  issuable  upon  the  exercise  of  stock  options.


                             PEGASUS SOLUTIONS, INC.
                        RECONCILIATION OF ADJUSTED EBITDA
                                 (IN THOUSANDS)
                                   (UNAUDITED)


                                      Three Months Ended
                                           March 31,
                                           ---------

                                       2003       2002
                                     ---------  --------
Total revenues                       $ 40,913   $48,710
                                     =========  ========

Pre-tax operating loss                (10,297)   (1,342)
Add:  depreciation and amortization    12,118    12,140
                                     ---------  --------

EBITDA                                  1,821    10,798
                                     ---------  --------

EBITDA margin                               4%       22%

Adjustments:
  Restructure costs                     3,193         -
  Other non-recurring items (1)(2)        900    (3,534)
                                     ---------   -------

Adjusted EBITDA                      $  5,914   $ 7,264
                                     =========  ========

Adjusted revenues                    $ 40,913   $45,176
                                     =========  ========

Adjusted EBITDA margin                     14%       16%


     (1) The 2003 amount includes non-recurring items related to moving the company's Phoenix facilities and transition-related activities resulting from its strategic integration.
     (2)   The 2002 amount is a non-recurring customer termination fee.


                             PEGASUS SOLUTIONS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)
                                   (UNAUDITED)


                                                MARCH 31,  DECEMBER 31,
                                                  2003       2002
                                                ---------  ---------
ASSETS

Cash and cash equivalents                       $ 17,625   $ 19,893
Short-term investments                             3,029      4,033
Accounts receivable, net                          28,750     25,886
Other current assets                               8,657      8,368
                                                ---------  ---------
  Total current assets                            58,061     58,180

Goodwill, net                                    139,533    139,533
Intangible assets, net                             1,590      6,013
Property and equipment, net                       70,052     71,442
Other noncurrent assets                           14,681     12,927
                                                ---------  ---------
    Total assets                                $283,917   $288,095
                                                =========  =========

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and accrued liabilities        $ 24,723   $ 26,574
Unearned income                                   11,505      7,812
Other current liabilities                          7,584      6,799
                                                ---------  ---------
  Total current liabilities                       43,812     41,185

Noncurrent uncleared commission checks             4,861      4,641
Other noncurrent liabilities                      15,174     16,379
Commitments and contingencies

Stockholders' equity:
  Common stock                                       248        247
  Additional paid-in capital                     287,795    287,676
  Unearned compensation                             (237)      (571)
  Accumulated other comprehensive loss            (1,702)    (1,705)
  Accumulated deficit                            (66,034)   (59,757)
                                                ---------  ---------
    Total stockholders' equity                   220,070    225,890
                                                ---------  ---------
    Total liabilities and stockholders' equity  $283,917   $288,095
                                                =========  =========
